CONSENT TO ACTION WITHOUT A MEETING
                      RESOLUTION OF THE BOARD OF DIRECTORS
                                       OF
                            Delightfully Frozen Corp.

     The undersigned constituting all of the members of the board of directors of Delightfully Frozen Corp., a Texas corporation (the Company), this 12th day of October, 2002, hereby adopt the following resolution by written consent effective immediately:

     WHEREAS, the board of directors believes it is in the Company's best interest to issue a two-year promissory note, with interest of 10% per annum, in the amount of $5,000.00 to Ken Graham, in consideration for a cash loan made to our Company.


     RESOLVED, the Company hereby approves and adopts, with such changes as the appropriate officers of the Company shall deem necessary, to issue a two-year promissory note, with interest of 10% per annum, in the amount of $5,000.00 to Ken Graham, in consideration for a cash loan made to our Company.


     RESOLVED FURTHER, that the appropriate officers of the Company are authorized, empowered and directed, in the name and on behalf of the Company, to execute and deliver all such documents, schedules, instruments and certificates, to make all such payments or perform all such acts and things, and to execute and deliver all such other documents as may be necessary from time to time in order to carry out the purpose and intent of this resolution; and that all of the acts and doings of any of such officers that are consistent with the purpose of this resolution are hereby authorized, approved, ratified and confirmed in all respects.

/s/ Ken Graham             /s/  Linda Graham
------------------------   ---------------------
Ken Graham                 Linda Graham
Pres/Treas/Dir             VP/Sec/Dir